EXHIBIT 99.1

Northern Technologies International Corporation Reports Increased Sales for Third Quarter Fiscal 2015

MINNEAPOLIS, July 9, 2015 (GLOBE NEWSWIRE) -- Northern Technologies International Corporation (NASDAQ:NTIC) today reported its financial results for the three and nine months ended May 31, 2015. Highlights of NTIC's financial and operating results include:

  NTIC's consolidated net sales increased 19.6% and 14.2% to $8,277,575 and $22,220,379, respectively, during the three and nine months ended May 31, 2015 compared to the three and nine months ended May 31, 2014.

  Sales of ZERUST® Industrial products increased 18.1% and 10.4% to $7,076,760 and $19,098,816 during the three and nine months ended May 31, 2015, respectively, compared to $5,992,095 and $17,296,159 during the three and nine months ended May 31, 2014, respectively, due to increased demand from existing customers and the addition of new customers.

  Sales of ZERUST® Oil & Gas products and services increased 100.8% and 32.5% to $503,841 and $1,382,423 during the three and nine months ended May 31, 2015, respectively, compared to $250,884 and $1,043,604 during the three and nine months ended May 31, 2014, respectively, due to the addition of new customers.

  Sales of Natur-Tec® products increased 29.3% and 45.0% to $1,200,815 and $3,121,563 during the three and nine months ended May 31, 2015, respectively, compared to the three and nine months ended May 31, 2014 due to an increase in finished product sales in North America and India.

  On January 2, 2015, the Company announced that, effective as of December 31, 2014, the Company terminated its license agreement with Tianjin-Zerust Anticorrosion Co., Ltd. (Tianjin Zerust) in China. The Company now conducts business in China through a wholly owned subsidiary, NTIC (Shanghai) Co. Ltd. (NTIC China). The Company incurred $1,139,000 in expenses related to the termination of its joint venture relationship with Tianjin Zerust in China and the formation of NTIC China during the nine months ended May 31, 2015. The Company recently commenced litigation against its former Chinese joint venture partner seeking, among other things, an orderly liquidation of Tianjin Zerust.

  As of May 31, 2015, NTIC China is operating on a monthly burn rate that has crossed into profitability.

  Joint venture operating income decreased 12.7% to $9,238,741 during the nine months ended May 31, 2015 compared to $10,585,758 during the same period in fiscal 2014, primarily as a result of the termination of the license agreement with NTIC's former joint venture in China, Tianjin Zerust. Fees for services provided to joint ventures decreased to $4,432,494 for the nine months ended May 31, 2015 compared to $6,169,094 for the nine months ended May 31, 2014. Equity in income of joint ventures increased to $4,806,247 during the nine months ended May 31, 2015 compared to $4,416,664 during the nine months ended May 31, 2014. Overall, total sales by joint ventures were $23,796,532 and $75,974,770 during the three and nine months ended May 31, 2015 compared to $30,162,725 and $88,213,101 for the three and nine months ended May 31, 2014, respectively. These decreases were primarily as a result of the termination of the Company's joint venture arrangement in China which experienced a decrease in sales of $8,216,658 to $3,735,457 for the nine months ended May 31, 2015 compared to $11,952,115 for the nine months ended May 31, 2014. Joint venture operating income and fees for services provided to joint ventures also decreased due to the Company's change in its Chinese operations and a significant weakening of the Euro compared to the U.S. dollar in recent months as well as, to a much smaller degree, the sale of NTIC's ownership interest in Mütec GmbH.

  Net income attributable to NTIC decreased 7.3% to $905,435, or $0.20 per diluted common share, for the three months ended May 31, 2015 compared to $980,217, or $0.21 per diluted common share, for the three months ended May 31, 2014.

  Net income attributable to NTIC decreased 37.7% to $1,785,056, or $0.39 per diluted common share, for the nine months ended May 31, 2015 compared to $2,863,847, or $0.63 per diluted common share, for the nine months ended May 31, 2014.

"We were pleased to see such strong sales growth in all three businesses during the third fiscal quarter. We are also encouraged to learn that the efforts of the NTIC China sales team has already pushed this newest subsidiary to cross into profitability," said G. Patrick Lynch, President and Chief Executive Officer of NTIC. "As we move into the fourth quarter, we anticipate continued growth in all of our business units."

NTIC's consolidated net sales increased 19.6% and 14.2% to $8,277,575 and $22,220,379, respectively, during the three and nine months ended May 31, 2015 compared to the three and nine months ended May 31, 2014. NTIC's consolidated net sales excluding NTIC's joint ventures increased 24.7% and 16.5% to $7,553,957 and $20,030,491, respectively, during the three and nine months ended May 31, 2015 compared to the same respective prior fiscal year periods. These increases were primarily a result of increased demand and sales of ZERUST® rust and corrosion inhibiting packaging products and services and Natur-Tec® products. Net sales to joint ventures decreased 16.3% and 3.1% to $723,618 and $2,189,888 during the three and nine months ended May 31, 2015, respectively, compared to the same respective prior fiscal year periods.

The following table sets forth NTIC's net sales by product category for the three and nine months ended May 31, 2015 and 2014 by segment:

	Three Months Ended		Nine Months Ended
	May 31, 2015	May 31, 2014	May 31, 2015	May 31, 2014
ZERUST® sales	$7,076,760	$5,992,095	$19,098,816	$17,296,159
Natur-Tec® sales	1,200,815	928,725	3,121,563	2,152,769
Total net sales	$8,277,575	$6,920,820	$22,220,379	$19,448,928

During the three and nine months ended May 31, 2015, 85.5% and 86.0% of NTIC's consolidated net sales, respectively, were derived from sales of ZERUST® products and services, which increased 18.1% and 10.4% to $7,076,760 and $19,098,816 during the three and nine months ended May 31, 2015, respectively, compared to $5,992,095 and $17,296,159 during the three and nine months ended May 31, 2014, respectively. These increases were due to increased demand from existing customers and the addition of new customers. NTIC has strategically focused its sales efforts for ZERUST® products and services on customers with sizeable corrosion problems in industry sectors that offer sizable growth opportunities, including the oil and gas sector.

The following table sets forth NTIC's net sales of ZERUST® products for the three and nine months ended May 31, 2015 and 2014:

	Three Months Ended
			$	%
	May 31, 2015	May 31, 2014	Change	Change
ZERUST® industrial net sales	$5,849,301	$4,879,899	$969,402	19.9%
ZERUST® joint venture net sales	723,618	861,312	(137,694)	(16.0%)
ZERUST® oil & gas net sales	503,841	250,884	252,957	100.8%
Total ZERUST® net sales	$7,076,760	$5,992,095	$1,084,665	18.1%

	Nine Months Ended
			$	%
	May 31, 2015	May 31, 2014	Change	Change
ZERUST® industrial net sales	$15,526,505	$13,999,907	$1,526,598	10.9%
ZERUST® joint venture net sales	2,189,888	2,252,648	(62,760)	(2.8%)
ZERUST® oil & gas net sales	1,382,423	1,043,604	338,819	32.5%
Total ZERUST® net sales	$19,098,816	$17,296,159	$1,802,657	10.4%

Mr. Lynch added, "As global oil prices have stabilized in recent month, it appears that the maintenance budgets of existing and prospective ZERUST® clients in the oil and gas industry are falling back in line. Consequently, we expect the performance of our ZERUST® Oil & Gas team to accelerate over the course of the remaining calendar year. At the same time, our Natur-Tec® business continues to grow according to plan in both the U.S. and India."

During the three and nine months ended May 31, 2015, 14.5% and 14.0% of NTIC's consolidated net sales, respectively, were derived from sales of Natur-Tec® products, which increased 29.3% and 45.0% to $1,200,815 and $3,121,563 during the three and nine months ended May 31, 2015, respectively, compared to the three and nine months ended May 31, 2014. These increases were split between an increase in finished product sales in North America and finished product sales through Natur-Tec India, which subsidiary did not exist during the same periods in fiscal 2014.

Cost of goods sold increased 19.8% and 16.9% for the three and nine months ended May 31, 2015, respectively, compared to the three and nine months ended May 31, 2014 primarily as a result of increased net sales as described above. Cost of goods sold as a percentage of net sales increased to 67.6% during the three months ended May 31, 2015 compared to 67.5% the three months ended May 31, 2014 and increased to 67.8% during the nine months ended May 31, 2015 compared to 66.2% during the nine months ended May 31, 2014. These increases were primarily the result of increased sales during the current fiscal year periods of Natur-Tec® products, which carry lower margins than other traditional ZERUST® products. NTIC anticipates that due to the change in its China operations, NTIC's costs of goods sold will increase in future periods compared to the prior fiscal year periods.

NTIC's total operating expenses increased to $13,442,870 during the nine months ended May 31, 2015 compared to $12,222,736 for the nine months ended May 31, 2014 primarily as a result of expenses related to the formation and establishment of NTIC China and the termination of NTIC's joint venture relationship in China. NTIC incurred $1,139,000 of direct expenses during the nine months ended May 31, 2015 related to the termination of its joint venture agreements with Tianjin Zerust and the formation of NTIC China. These expenses consisted primarily of legal expenses and personnel expenses associated with the establishment of the subsidiary and the hiring of new personnel.

As of May 31, 2015, NTIC's working capital was $17,298,124, including $3,793,571 in cash and cash equivalents and $2,527,847 in available for sale securities, compared to $17,853,311 at August 31, 2014, including $2,477,017 in cash and cash equivalents and $5,519,766 in available for sale securities.

Outlook

For the fiscal year ending August 31, 2015, NTIC continues to expect its net sales to be in the estimated range of $32 to $34 million and continues to expect net income of between $2.8 to $3.1 million, or between $0.62 and $0.68 per diluted share, but this estimate is subject to significant uncertainties related to NTIC's new operations in China.

Conference Call and Webcast

NTIC will host a conference call today at 8:00 a.m. Central Time to review its results of operations for the third quarter of fiscal 2015 and its future outlook, followed by a question and answer session. The conference call will be available to interested parties through a live audio webcast available through NTIC's website at www.ntic.com or http://ir.ntic.com/events.cfm where the webcast will be archived and accessible for at least 12 months. The dial-in number for the conference call is (877) 670-9779 and the confirmation code is 77962159.

About Northern Technologies International Corporation

Northern Technologies International Corporation develops and markets proprietary environmentally beneficial products and services in over 60 countries either directly or via a network of subsidiaries, joint ventures, independent distributors and agents. NTIC's primary business is corrosion prevention marketed primarily under the ZERUST® brand. NTIC has been selling its proprietary ZERUST® rust and corrosion inhibiting products and services to the automotive, electronics, electrical, mechanical, military and retail consumer markets, for over 40 years, and in recent years has targeted and expanded into the oil and gas industry. NTIC offers worldwide on-site technical consulting for rust and corrosion prevention issues. NTIC's technical service consultants work directly with the end users of NTIC's products to analyze their specific needs and develop systems to meet their technical requirements. NTIC also markets and sells a portfolio of bio-based and biodegradable polymer resins and finished products marketed under the Natur-Tec® brand.

Forward-Looking Statements

Statements contained in this press release that are not historical information are forward-looking statements as defined within the Private Securities Litigation Reform Act of 1995. Such statements include NTIC's expectations regarding its financial guidance for fiscal 2015, NTIC's anticipated continued strong growth in its business units and China, the effect of declining global oil prices on raw material costs and sales of NTIC's oil and gas products and other statements that can be identified by words such as "believes," "continues," "expects," "anticipates," "intends," "potential," "outlook," "will," "may,""would," "should," "guidance" or words of similar meaning, the use of future dates and any other statements that are not historical facts. Such forward-looking statements are based upon the current beliefs and expectations of NTIC's management and are inherently subject to risks and uncertainties that could cause actual results to differ materially from those projected or implied. Such potential risks and uncertainties include, but are not limited to, in no particular order: the effect on NTIC's business and operating results of the termination of NTIC's joint venture relationship in China and NTIC's decision sell its products and services directly in China; the ability of NTIC China to achieve significant sales; costs and expenses incurred by NTIC in connection with its pending litigation against its former Chinese joint venture partner and the anticipated liquidation of Tianjin Zerust; NTIC's dependence on the success of its joint ventures and fees and dividend distributions that NTIC receives from them; NTIC's relationships with its joint ventures and its ability to maintain those relationships; NTIC's dependence on its joint venture in Germany in particular due to its significance and the effect of a termination of this or NTIC's other joint ventures on NTIC's business and operating results; risks related to the European sovereign debt crisis, economic slowdown and political unrest; risks associated with NTIC's international operations; exposure to fluctuations in foreign currency exchange rates; the health of the U.S. and worldwide economies, including in particular the U.S. automotive industry; the level of growth in NTIC's markets; NTIC's investments in research and development efforts; acceptance of existing and new products; timing of NTIC's receipt of purchase orders under supply contracts; variability in sales to Petrobras and other customers and the effect on NTIC's quarterly financial results; increased competition; the costs and effects of complying with changes in tax, fiscal, government and other regulatory policies, including rules relating to environmental, health and safety matters; potential litigation; and NTIC's reliance on its intellectual property rights and the absence of infringement of the intellectual property rights of others. More detailed information on these and additional factors which could affect NTIC's operating and financial results is described in the company's filings with the Securities and Exchange Commission, including its most recent annual report on Form 10-K and subsequent quarterly reports on Form 10-Q. NTIC urges all interested parties to read these reports to gain a better understanding of the many business and other risks that the company faces. Additionally, NTIC undertakes no obligation to publicly release the results of any revisions to these forward-looking statements, which may be made to reflect events or circumstances occurring after the date hereof or to reflect the occurrence of unanticipated events.

NORTHERN TECHNOLOGIES INTERNATIONAL CORPORATION AND SUBSIDIARIES
CONSOLIDATED BALANCE SHEETS AS OF MAY 31, 2015 (UNAUDITED)
AND AUGUST 31, 2014 (AUDITED)

	May 31, 2015	August 31, 2014
ASSETS
CURRENT ASSETS:
Cash and cash equivalents	$ 3,793,571	$2,477,017
Available for sale securities	2,527,847	5,519,766
Receivables:
Trade excluding joint ventures, less allowance for doubtful accounts of $40,000 at May 31, 2015 and August 31, 2014	4,293,038	3,596,247
Trade joint ventures	626,948	951,286
Fees for services provided to joint ventures	1,354,901	2,612,899
Income taxes	178,110	762
Inventories	6,732,441	5,961,399
Prepaid expenses	527,597	411,226
Deferred income taxes	789,364	789,364
Total current assets	20,823,817	22,319,966

PROPERTY AND EQUIPMENT, NET	7,136,334	6,477,987

OTHER ASSETS:
Investments in joint ventures	19,644,767	22,961,989
Investments at carrying value	1,883,668	—
Deferred income taxes	970,783	943,279
Patents and trademarks, net	1,270,739	1,197,700
Other	141,303	156,854
Total other assets	23,911,260	25,259,822
Total assets	$ 51,871,411	$ 54,057,775

LIABILITIES AND EQUITY
CURRENT LIABILITIES:
Accounts payable	2,117,239	2,225,029
Accrued liabilities:
Payroll and related benefits	1,038,931	1,847,246
Deferred joint venture royalties	288,000	288,000
Other	81,523	106,380
Total current liabilities	3,525,693	4,466,655

COMMITMENTS AND CONTINGENCIES

EQUITY:
Preferred stock, no par value; authorized 10,000 shares; none issued and outstanding	—	—
Common stock, $0.02 par value per share; authorized 10,000,000 shares; issued and outstanding 4,525,109 and 4,504,552, respectively	90,502	90,092
Additional paid-in capital	13,211,987	12,676,546
Retained earnings	34,518,356	32,733,300
Accumulated other comprehensive income	(3,125,074)	253,925
Stockholders' equity	44,695,771	45,753,863
Non-controlling interest	3,649,947	3,837,257
Total equity	48,345,718	49,591,120
Total liabilities and equity	$ 51,871,411	$ 54,057,775

NORTHERN TECHNOLOGIES INTERNATIONAL CORPORATION AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF OPERATIONS (UNAUDITED)
FOR THE THREE AND NINE MONTHS ENDED MAY 31, 2015 AND 2014

	Three Months Ended		Nine Months Ended
	May 31, 2015	May 31, 2014	May 31, 2015	May 31, 2014
NET SALES:
Net sales, excluding joint ventures	$7,553,957	$6,056,078	$20,030,491	$17,188,462
Net sales, to joint ventures	723,618	864,742	2,189,888	2,260,466
Total net sales	8,277,575	6,920,820	22,220,379	19,448,928

Cost of goods sold	5,595,207	4,669,322	15,059,558	12,879,186
Gross profit	2,682,368	2,251,498	7,160,821	6,569,742

JOINT VENTURE OPERATIONS:
Equity in income of joint ventures	1,724,915	1,593,465	4,806,247	4,416,664
Fees for services provided to joint ventures	1,303,964	2,001,775	4,432,494	6,169,094
Total joint venture operations	3,028,879	3,595,240	9,238,741	10,585,758

OPERATING EXPENSES:
Selling expenses	1,434,627	1,315,264	4,168,955	3,925,466
General and administrative expenses	1,703,083	1,307,653	4,794,206	3,905,082
Expenses incurred in support of joint ventures	327,586	353,958	1,510,830	1,049,691
Research and development expenses	1,064,710	1,104,632	2,968,879	3,342,497
Total operating expenses	4,530,006	4,081,507	13,442,870	12,222,736

OPERATING INCOME	1,181,241	1,765,231	2,956,692	4,932,764

INTEREST INCOME	7,943	1,369	25,504	5,728
INTEREST EXPENSE	(6,004)	(7,063)	(14,232)	(32,709)
OTHER INCOME	—	—	2,145	—

INCOME BEFORE INCOME TAX EXPENSE	1,183,180	1,759,537	2,970,109	4,905,783

INCOME TAX EXPENSE	114,180	361,280	495,478	819,039

NET INCOME	1,069,000	1,398,257	2,474,631	4,086,744

NET INCOME ATTRIBUTABLE TO NON-CONTROLLING INTEREST	163,565	418,040	689,575	1,222,897

NET INCOME ATTRIBUTABLE TO NTIC	$905,435	$980,217	$1,785,056	$2,863,847

NET INCOME ATTRIBUTABLE TO NTIC PER COMMON SHARE:
Basic	$0.20	$0.22	$0.40	$0.64
Diluted	$0.20	$0.21	$0.39	$0.63

WEIGHTED AVERAGE COMMON SHARES ASSUMED OUTSTANDING:
Basic	4,525,109	4,461,880	4,519,279	4,452,798
Diluted	4,594,992	4,590,344	4,635,561	4,583,174

CONTACT: Investor and Media Contact:
         Matthew Wolsfeld, CFO
         NTIC
         (763) 225-6600